UNITED STATES
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SCHEDULE 14C INFORMATION

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The Hartford mutual funds, inc.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

FOR

HARTFORD GLOBAL IMPACT FUND

(A SERIES OF THE HARTFORD MUTUAL FUNDS, INC.)

DATED DECEMBER 20, 2019

690 Lee Road

Wayne, PA 19087

Important Notice Regarding the Availability of this Information Statement

The Information Statement is also available at www.hartfordfunds.com/global-impact-fund-information-statement. The Information Statement will be available on this website until at least March 20, 2020. A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling 1-888-843-7824. If you want a paper or e-mail copy of the Information Statement, you must request one no later than March 20, 2020.

Why am I receiving this information statement?

This information statement is being provided to shareholders of Hartford Global Impact Fund (the “Fund”), a series of The Hartford Mutual Funds, Inc. (the “Company”). This information statement is being furnished in connection with the appointment of Wellington Management Company LLP (“Wellington Management” or the “Sub-adviser”) as a sub-adviser to the Fund effective October 4, 2019. Wellington Management, which is based in Boston, Massachusetts, serves as the sub-adviser to the Fund pursuant to a sub-advisory agreement between Hartford Funds Management Company, LLC (the “Investment Manager” or “HFMC” and collectively with Wellington Management, the “Advisers”), the Fund’s investment manager, and Wellington Management dated August 2, 2017, as amended and restated (“Sub-Advisory Agreement”). The Board of Directors of the Company (“Board”) approved an amendment to the Sub-Advisory Agreement to appoint Wellington Management as a sub-adviser for the Fund at its meeting held on August 6-7, 2019. Wellington Management was added as a sub-adviser in connection with the restructuring of the Fund from a feeder fund of Global Impact Master Portfolio (“Master Portfolio”), a series of Hartford Funds Master Fund, to a standalone management investment company. Wellington Management previously served as a sub-adviser to the Master Portfolio.

The Investment Manager, subject to the supervision and approval of the Board, is responsible for the management of the Fund and supervises the activities of the investment sub-adviser pursuant to the investment management agreement dated February 28, 2017, as amended and restated, between the Investment Manager and the Company, on behalf of the Fund (“Investment Management Agreement”). The U.S. Securities and Exchange Commission has granted an exemptive order that permits the Investment Manager to hire, and to materially amend any existing or future sub-advisory agreement with, certain sub-advisers, including sub-advisers that are not affiliated with the Investment Manager, such as Wellington Management, without shareholder approval if the Company’s Board has approved the new sub-adviser. A condition of this exemptive order requires the Investment Manager to furnish shareholders with information about Wellington Management and the Sub-Advisory Agreement. This information statement is being mailed on or about December 20, 2019 to shareholders of record of the Fund as of November 29, 2019 (the “Record Date”). We are not asking you for a proxy and you are requested not to send us a proxy.

How can I obtain more information about the Fund?

You can find the Fund’s prospectus, statement of additional information, annual report and semi-annual report online at www.hartfordfunds.com/prospectuses.html. You can also get this information and a copy of this information statement at no cost by calling 1-888-843-7824 or upon request by writing to: Hartford Funds, P.O. Box 219060, Kansas City, MO 64121-9060.

To help lower the impact of operating costs, the Company attempts to eliminate mailing duplicate documents to the same address. Generally, the Fund will mail only one copy of each prospectus, annual report, semi-annual report, information statement, and proxy statement to shareholders having the same last name and address on the Fund’s records, unless the Fund has received contrary instructions from one or more shareholders. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expenses. If you hold your account directly with the Fund’s transfer agent and you want to receive multiple copies of these materials, you may call us at 1-888-843-7824 or notify us in writing at Hartford Funds, P.O. Box 219060, Kansas City, MO 64121-9060. Shareholders sharing a single mailing address who are currently receiving multiple copies of Fund documents can request delivery of a single copy instead by calling the same telephone number or writing to the same address. Individual copies of these materials will be sent to you commencing within 30 days after we receive your request to stop householding for accounts directly held with the Fund’s transfer agent. If your account is not held directly with the Fund’s transfer agent, please contact your financial intermediary for more information.

What are the key terms of the Sub-Advisory Agreement?

The following discussion summarizes key terms of the Sub-Advisory Agreement.

Sub-Advisory Services. Under the terms of the Sub-Advisory Agreement, Wellington Management is responsible for (among other things) the investment and reinvestment of the assets of the Fund and furnishing the Fund with advice and recommendations with respect to investments and the purchase and sale of appropriate securities and other instruments for the Fund. Wellington Management is subject to the general supervision of the Board and the Investment Manager. Additionally, the Sub-Advisory Agreement requires Wellington Management to furnish regular reports with respect to the Fund at periodic meetings of the Board and at such other times as may be reasonably requested by the Board.

Compliance with Laws, Regulations and Other Restrictions. Under the terms of the Sub-Advisory Agreement, Wellington Management is required to manage the Fund’s portfolio in accordance with the investment objectives, policies and limitations of the Fund as set forth in the Fund’s prospectus and statement of additional information, such other limitations as the Company, the Fund, the Investment Manager, or the Board may impose with respect to the Fund by advance written notice, as well as in compliance with the Investment Company Act of 1940, as amended (the “1940 Act”) and other applicable laws. Under the Sub-Advisory Agreement, Wellington Management must also cause the Fund to comply with certain provisions of the Internal Revenue Code of 1986, as amended.

Brokerage. Under the terms of the Sub-Advisory Agreement, Wellington Management is responsible for selecting the brokers or dealers that will execute purchases and sales of securities for the Fund. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), Wellington Management may cause the Fund to pay a broker-dealer that provides brokerage and research services (as defined in the 1934 Act) to the sub-adviser an amount in respect of securities transactions for the Fund in excess of the amount that another broker-dealer would have charged in respect of that transaction, provided that Wellington Management determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer.

Compensation. The Sub-Advisory Agreement provides that, as compensation for the performance of the services by Wellington Management, the Investment Manager will pay a quarterly fee to Wellington Management calculated on the basis of the average daily net asset value of the Fund.

Liability. Pursuant to the terms of the Sub-Advisory Agreement, Wellington Management shall discharge its duties under the Sub-Advisory Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent investment professional acting in a similar capacity and familiar with such matters would use (the “Standard of Care”). Unless Wellington Management has breached such Standard of Care or another standard of care set forth under applicable law, Wellington Management shall not be liable for any act or omission of itself or any other person or entity, in the course of, or connected with, the performance of its obligations under the Sub-Advisory Agreement. Provided Wellington Management has breached the Standard of Care, Wellington Management shall indemnify and hold harmless the Investment Manager and its affiliates under certain specified circumstances.

Term. The Sub-Advisory Agreement continues in effect from year to year provided that its continuance is specifically approved at least annually by (i) the vote of a majority of the Directors or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors who are neither (A) parties to the Sub-Advisory Agreement nor (B) “interested persons”

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(as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement was last approved by the Board on August 6-7, 2019.

Termination. The Sub-Advisory Agreement can be terminated without penalty, on 60 days’ written notice to Wellington Management: (i) by the Company, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the Fund or (ii) by the Investment Manager. Wellington Management may terminate the Sub-Advisory Agreement on 90 days’ written notice to the Investment Manager and the Company. The Sub-Advisory Agreement terminates automatically in the event of its assignment and also terminates automatically upon termination of the Investment Management Agreement with respect to such Fund.

The foregoing description of the Sub-Advisory Agreement is only a summary. A copy of the Sub-Advisory Agreement, including any amendments thereto, will be filed with the SEC as part of the Fund’s annual update on or about February 28, 2020. Once filed, the Sub-Advisory Agreement will be accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

What did the Board consider in approving the Sub-Advisory Agreement?

Prior to October 4, 2019, the Fund was a feeder fund in a master-feeder fund structure and invested all of its assets in shares of Global Impact Master Portfolio. Effective as of October 4, 2019, the Fund was withdrawn from the master-feeder structure and commenced operations as a standalone management investment company investing directly in portfolio investments. The Fund has an investment objective and strategy substantially similar to the objective and strategy it pursued as a feeder fund.

Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that each mutual fund’s board of directors, including a majority of those directors who are not “interested persons” of the mutual fund, as defined in the 1940 Act (the “Independent Directors”), initially approve and annually review the mutual fund’s investment sub-advisory agreement. At its meeting held on August 6-7, 2019, the Board, including each of the Independent Directors, unanimously voted to approve an amendment to the investment sub-advisory agreement between HFMC and Wellington Management Company appointing the Sub-adviser as the sub-adviser for the Fund (the “Amendment”). The Amendment became effective on October 4, 2019.

In the months preceding the August 6-7, 2019 meeting, the Board requested and reviewed written responses from the Advisers to questions posed to the Advisers on behalf of the Independent Directors and supporting materials relating to those questions and responses. The information provided and presentations made to the Board included information with respect to both the Fund and the Master Portfolio, a series of Hartford Funds Master Fund. In addition, the Board considered such additional information as it deemed reasonably necessary to evaluate the Amendment, which included information furnished to the Board at its meetings throughout the year, as well as information specifically prepared in connection with the approval of the Amendment that was presented at the Board’s meeting held on August 6-7, 2019. Information provided to the Board at its meetings throughout the year included, among other things, reports on Fund performance, legal, compliance and risk management matters, sales and marketing activity, shareholder services, and the other services provided to the Fund by the Advisers and their affiliates. The Board also considered the materials and in-person presentations by Fund officers and representatives of HFMC received at the Board’s meetings on June 18, 2019 and August 6-7, 2019 in connection with its annual approval of the continuation of the investment management and sub-advisory agreements for the Fund and the Master Portfolio, as applicable. The Board noted that the Fund operated under a “master-feeder” structure whereby, as a feeder fund that invests all of its assets in the Master Portfolio, the Fund has the same investment objective and policies as the Master Portfolio. At its meeting held on August 6-7, 2019, the Board also unanimously voted, however, to unwind the master-feeder structure, resulting in the Fund holding securities directly in its portfolio rather than investing through the Master Portfolio effective on or about October 4, 2019. The Board considered that HFMC served as investment adviser to each of the Fund and the Master Portfolio and that the Sub-adviser served or was proposed to serve as the investment sub-adviser to each of the Master Portfolio and the Fund, respectively.

In determining whether to approve the Amendment, the members of the Board reviewed and evaluated information and factors they believed to be relevant and appropriate through the exercise of their reasonable business judgment. While individual members of the Board may have weighed certain factors differently, the Board’s determination to

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approve the Amendment was based on a comprehensive consideration of all information provided to the Board throughout the year and specifically with respect to the approval of the Amendment. The Board was also furnished with an analysis of its fiduciary obligations in connection with its evaluation of the Amendment and, throughout the evaluation process, the Board was assisted by counsel for the Fund. The Independent Directors were also separately assisted by independent legal counsel. A more detailed summary of the important, but not necessarily all, factors the Board considered with respect to its approval of the Amendment is provided below.

Nature, Extent and Quality of Services to be Provided by the Sub-adviser

The Board requested and considered information concerning the nature, extent, and quality of the services proposed to be provided by the Sub-adviser. The Board considered, among other things, the terms of the Amendment and the range of services to be provided by the Sub-adviser. The Board considered the Sub-adviser’s professional personnel who will provide services to the Fund, including the Sub-adviser’s ability and experience in attracting and retaining qualified personnel to service the Fund. The Board considered the Sub-adviser’s reputation and overall financial strength, as well as its willingness to consider and implement organizational and operational changes designed to enhance services to the funds managed by HFMC and its affiliates (the “Hartford Funds”). In addition, the Board considered the quality of the Sub-adviser’s communications with the Board and responsiveness to Board inquiries and requests made from time to time with respect to the Fund and other Hartford Funds.

The Board also requested and evaluated information concerning the Sub-adviser’s regulatory and compliance environment. In this regard, the Board requested and reviewed information about the Sub-adviser’s compliance policies and procedures, compliance history, and a report from the Fund’s Chief Compliance Officer about the Sub-adviser’s compliance with applicable laws and regulations, including responses to regulatory developments and any compliance issues raised by regulators. The Board also noted the Sub-adviser’s support of the Fund’s compliance control structure and, in particular, the resources that would be devoted by the Sub-adviser in support of the Fund’s obligations pursuant to Rule 38a-1 under the 1940 Act and the Fund’s liquidity risk management program, as well as the efforts of the Sub-adviser to combat cybersecurity risks and invest in business continuity planning.

With respect to the Sub-adviser, which is proposed to provide certain day-to-day portfolio management services for the Fund, subject to oversight by HFMC, the Board considered, among other things, the quality of the Fund’s portfolio manager, the Sub-adviser’s investment personnel, its investment philosophy and process, its investment research capabilities and resources, its performance record, its trade execution capabilities, and its experience. The Board considered the experience of the Fund’s portfolio manager, the number of accounts managed by the portfolio manager, and the Sub-adviser’s method for compensating the portfolio manager.

In considering this information, the Board evaluated not only the information presented to the Board in connection with its consideration of the Amendment, but also the Board’s experience through past interactions with the Sub-adviser as a sub-adviser to other Hartford Funds, including the Master Portfolio. Based on these considerations, the Board concluded that it was satisfied with the nature, extent, and quality of the services proposed to be provided by the Sub-adviser.

Performance of the Fund and Sub-adviser

The Board considered the investment performance of the Fund and noted that the performance of the Fund was based on the performance of the Master Portfolio. The Board reviewed the performance of the Fund over different time periods presented in the materials and evaluated HFMC’s analysis of the Fund’s performance for these time periods. The Board considered information and materials provided to the Board by the Advisers concerning Fund performance.

In light of all the considerations noted above, the Board concluded that it had confidence in the Sub-adviser’s overall capabilities to manage the Fund.

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Costs of the Services and Profitability of the Sub-adviser

The Board reviewed information regarding HFMC’s cost to provide investment management and related services to the Fund and the Master Portfolio and HFMC’s profitability, both overall and for the Fund and the Master Portfolio, on a pre-tax basis without regard to distribution expenses, from all services provided to the Fund under the current contractual arrangements. The Board also requested and reviewed information about the profitability to HFMC and its affiliates from all services provided to the Fund and the Master Portfolio and all aspects of their relationship with the Fund and the Master Portfolio, including information regarding profitability trends over time.

The Board also requested and received information relating to the operations and profitability of the Sub-adviser. The Board considered representations from HFMC and the Sub-adviser that the Sub-adviser’s fees were negotiated at arm’s length and that the sub-advisory fees would be paid by HFMC and not the Fund. Accordingly, the Board concluded that the profitability of the Sub-adviser is a less relevant factor with respect to the Board’s consideration of the Amendment.

Based on these considerations, the Board concluded that the profits anticipated to be realized by the Sub-adviser and its affiliates from their relationships with the Fund would not be excessive.

Comparison of Fees and Services Provided by the Advisers

The Board requested and reviewed information from HFMC and the Sub-adviser relating to the sub-advisory fees, including the proposed sub-advisory fee schedule for the Fund, and total operating expenses for the Fund.

While the Board recognized that comparisons between the Fund and its peer funds may be imprecise given the different service levels and characteristics of mutual funds and the different business models and cost structures of the Advisers, the comparative information provided by Broadridge Financial Solutions, Inc., an independent provider of investment company data, assisted the Board in evaluating the reasonableness of the Fund’s fees and total operating expenses.

The Board received information regarding fees charged by the Sub-adviser to any other clients with investment strategies similar to those of the Fund, including institutional separate account clients and registered fund clients for which the Sub-adviser serves as either primary investment adviser or sub-adviser. The Board considered any differences between the Sub-adviser’s proposed services to the Fund and the services it provides to other types of clients. In this regard, the Board reviewed information about the generally broader scope of services and compliance, reporting and other legal burdens and risks of managing registered funds compared with those associated with managing assets of non-registered fund clients such as institutional separate accounts.

Based on these considerations, the Board concluded that the Fund’s proposed sub-advisory fees and total operating expenses, in conjunction with the information about quality of services, profitability, economies of scale, and other matters discussed, were reasonable in light of the services provided.

Economies of Scale

The Board considered information regarding the extent to which economies of scale may be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders of the Fund. The Board considered that initially setting competitive fee rates and pricing the Fund to scale at inception are other means of sharing potential economies of scale with shareholders. The Board also considered that HFMC has been active in managing expenses, which has resulted in benefits being realized by shareholders as assets within the Hartford Funds have grown over time, including through lower operating expenses.

The Board also considered how any benefits from economies of scale would be realized by the various parties. After considering all of the information available to it, the Board concluded that it was satisfied with the extent to which economies of scale would be shared for the benefit of the Fund’s shareholders based on currently available information and the effective management fees and expense ratios for the Fund at its current and reasonably anticipated asset levels. The Board noted, however, that it would continue to monitor future growth in the Fund’s assets and the appropriateness of additional breakpoints or other methods to share benefits from economies of scale.

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Other Benefits

The Board considered other benefits to the Sub-adviser and its affiliates from their relationships with the Fund, including the benefits, if any, to the Sub-adviser from any use of the Fund’s brokerage commissions to obtain soft dollar research.

Performance Factors

For purposes of the discussion below, Fund performance is referred to as “in line with” the Fund’s benchmark where its performance was 0.5% above or below the benchmark return and the Fund’s performance relative to its benchmark reflects the net performance of the Fund’s Class I shares.

•	The Board noted that the Fund’s performance was in the 2nd quintile of its performance universe for the 1-year period. The Board also noted that the Fund’s performance was below its benchmark for the 1-year period. The Board noted recent changes to the Master Portfolio’s portfolio management team.

* * * *

Based upon its review of these various factors, among others, the Board concluded that it is in the best interests of the Fund and its shareholders for the Board to approve the Amendment. In reaching this decision, the Board did not assign relative weights to the factors discussed above or deem any one or group of them to be controlling in and of themselves. In connection with their deliberations, the Independent Directors met separately in executive session, with independent legal counsel, to review the relevant materials and consider their responsibilities under relevant laws and regulations.

Who are the control persons and principal executive officers of Wellington Management?

Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. Wellington Management is an indirect subsidiary of Wellington Management Group LLP (WMG). WMG is a Massachusetts, USA, limited liability partnership, privately held by 165 partners, all fully active in the business of the firm.

The executive officers and directors of Wellington Management and the business and other connections of a substantial nature of each executive officer and director are set forth below. Unless otherwise noted, the address of each is 280 Congress Street, Boston, Massachusetts 02210.

Name	Title
Gregory S. Konzal	Managing Director, Counsel and Head of Legal, Americas, Wellington Management Company LLP
John D. Norberg	Senior Managing Director and Chief Compliance Officer, Wellington Management Company LLP
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer, Wellington Management LLP
Brendan J. Swords	Chairman, Chief Executive Officer, Wellington Management Company LLP

Does Wellington Management act as an investment adviser or sub-adviser to any other registered investment companies with a substantially similar principal investment strategy to the Fund?

Wellington Management does not act as investment adviser or sub-adviser to any other registered investment company with a substantially similar principal investment strategy to the Fund.

What fees were paid to the Investment Manager and Wellington Management for providing investment management services and sub-advisory services, respectively, to the Fund during the fiscal year ended October 31, 2019?

The Investment Management Agreement provides that the Investment Manager, subject to the supervision and approval of the Company’s Board of Directors, is responsible for the management of the Fund. In addition, the Investment Manager or its affiliate(s) provides administrative services to the Company and the Fund, including

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personnel, services, equipment and facilities and office space for proper operation of the Company and the Fund. Pursuant to the terms of the Investment Management Agreement, the Investment Manager is entitled to receive 0.6200% of the first $500 million, 0.6000% of the next $500 million, 0.5800% of the next $1.5 billion, 0.5750% of the next $2.5 billion, and 0.5700% in excess of $5 billion annually of the Fund’s average daily net assets. Prior to October 4, 2019, the Fund, as a feeder fund of the Master Portfolio, paid the Investment Manager a management fee rate of 0%. The Master Portfolio paid the Investment Manager a management fee at the same rate as set forth above. The Investment Manager pays a sub-advisory fee to Wellington Management out of its advisory fee.

For the Fund’s fiscal year ended October 31, 2019, the Investment Manager received investment management fees from the Master Portfolio and the Fund totaling $260,640 for serving as investment manager to the Fund. Of that, the Investment Manager paid $143,284 to Wellington Management. As a result, for the Fund’s fiscal year ended October 31, 2019, the effective rate of sub-advisory fees paid to Wellington Management was 0.33% of the Fund’s average daily net assets.

Does the Investment Manager or affiliates of the Investment Manager provide other services to the Fund?

The Investment Manager also provides the Fund with accounting services pursuant to a fund accounting agreement by and between the Company, on behalf of the Fund, and the Investment Manager. For the fiscal year ended October 31, 2019, the Fund paid the Investment Manager $18,170 for fund accounting services. Hartford Funds Distributors, LLC (“HFD”), an affiliate of the Investment Manager, serves as the Fund’s principal underwriter. For the fiscal year ended October 31, 2019, the Fund paid HFD $2,705 for distribution and other services. Hartford Administrative Services Company (“HASCO”), an affiliate of the Investment Manager, serves as the Fund’s transfer agent. During the fiscal year ended October 31, 2019, the Fund paid $9,446 to HASCO for the provision of transfer agency services.

What is the principal address of the Investment Manager, HFD and HASCO?

Each of the Investment Manager, HFD and HASCO are principally located at 690 Lee Road, Wayne, PA 19087.

Did the Fund pay any commissions to an affiliated broker during the fiscal year ended October 31, 2019?

During the fiscal year ended October 31, 2019, the Fund did not pay commissions to any affiliated broker.

Who were the principal holders of the Fund as of the Record Date?

As of the Record Date, to the knowledge of the Company’s management, the officers and directors of the Company as a group beneficially owned approximately 1% of the outstanding shares of Class I shares of the Fund. As of the Record Date, to the knowledge of the Company’s management, the officers and directors of the Company individually beneficially owned less than 1% of the outstanding shares of each class of the Fund. As of the Record Date, the Fund had 9,675,383.0370 shares issued and outstanding. As of the Record Date, to the knowledge of the Fund, the following persons held an interest in the Fund equal to 5% or more of the outstanding shares of a class:

	Class A	Class C	Class I	Class R3	Class R4	Class R5	Class R6	Class Y	Class F
CAPINCO C/O US BANK NA MILWAUKEE WI			5.31%
COLORADO ZOOLOGICAL TRUST DENVER CO								7.69%
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS SAINT LOUIS MO	21.62%	9.14%							8.38%
FIIOC FBO WEST HERR EMPLOYEES RETIREMENT PLA COVINGTON KY						16.40%

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	Class A	Class C	Class I	Class R3	Class R4	Class R5	Class R6	Class Y	Class F
FULTON BANK NA FBO TROLA INDUSTRIES INC LANCASTER PA							10.64%
HARTFORD LIFE INSURANCE COMPANY SEPARATE ACCOUNTS 401K BUSINESS HARTFORD CT				71.54%	76.84%
HOCO FBO NON FID ERISA KANSAS CITY MO								28.94%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT SAN DIEGO CA	5.70%	11.85%
MASSACHUSETTS MUTUAL LIFE INS CO SPRINGFIELD MA				11.49%	12.50%
MID ATLANTIC TRUST COMPANY FBO VANTAGE PARTNERS LLC 401(K) PROFIT PITTSBURGH PA						15.24%
MORGAN STANLEY SMITH BARNEY LLC FOR THE EXCLUSIVE BENE OF ITS CUST NEW YORK NY			5.37%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENE OF OUR CUST JERSEY CITY NJ			56.23%			49.27%	87.97%	37.95%
PAI TRUST COMPANY INC WILLIAM A CLARK DE PERE WI						14.77%
PERSHING LLC PERSHING PLAZA JERSEY CITY NJ	5.37%	6.68%
RELIANCE TRUST COMPANY FBO MASSMUTUAL PREM ATLANTA GA				6.86%
TD AMERITRADE INC FBO OUR CUSTOMERS OMAHA NE			5.48%
UBS WM USA WEEHAWKEN NJ		5.17%	8.28%
WELLINGTON FINANCE & TREASURY LLC PARTNERSHIP BOSTON MA									89.32%
WELLS FARGO BANK NA FBO WINDSOR RETIREMENT PLAN - MUT FUND MINNEAPOLIS MN								20.35%
WELLS FARGO CLEARING SERVICES LLC PECIAL CUSTODY ACCOUNT FOR THE SAINT LOUIS MO	6.27%

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